NEVADA SECURITY BANK
EMPLOYMENT AGREEMENT ADDENDUM NUMBER THREE
DAVID A. FUNK

An employment agreement dated November 18, 2002 by and between Nevada Security Bank and David A. Funk, is hereby amended as follows:

X.

MERGERS OR CORPORATE DISSOLUTION

In addition to the twenty-four (24) months compensation and other compensation described, an additional amount equal to one (1) month’s salary for each year of service will also be paid.

IN WITNESS WHEREOF the parties have executed this Addendum to the Agreement effective on June 21, 2007.

Nevada Security Bank	David A. Funk, Executive
By:

Chief Executive Officer